As filed with the Securities and Exchange Commission on May 15, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-0991164 (I.R.S. Employer Identification No.)

13760 Noel Road, Suite 1100 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)

Toreador Resources Corporation 2005 Long-Term Incentive Plan
(Full title of the plan)

Nigel J. Lovett
President and Chief Executive Officer
Toreador Resources Corporation
13760 Noel Road, Suite 1100
Dallas, Texas 75240
(Name and address of agent for service)
(214) 559-3933
(Telephone number, including area code, of agent for service)
with copies of communications to:
Janice V. Sharry, Esq.
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
(214) 651-5000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration fee
to be registered	registered (1)	per share (2)	price (2)	(2)
Common Stock, $0.15625 par value	1,000,000	$8.21	$8,210,000	$323

(1)	Representing additional shares authorized under the Toreador Resources Corporation 2005 Long-Term Incentive Plan, plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act, based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Market on May 12, 2008.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 6. Indemnification of Directors and Officers.
Item 8. Exhibits.
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
Amendment No. 3 to the Long-Term Incentive Plan
Opinion of Haynes and Boone, LLP
Consent of Grant Thornton LLP
Consent of LaRoche Petroleum Consultants, Ltd.

EXPLANATORY STATEMENT IN CONNECTION WITH THE FILING
OF A REGISTRATION STATEMENT ON FORM S-8
FILED PURSUANT TO INSTRUCTION E OF FORM S-8
     Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Toreador Resources Corporation (the “Registrant”) for the purpose of registering an additional 1,000,000 shares of common stock, par value $0.15625 per share (the “Common Stock”), of the Registrant issuable pursuant to the Toreador Resources Corporation 2005 Long-Term Incentive Plan, as amended (the “Plan”). The following previously filed registration statements heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Registrant relating to the Plan are incorporated herein by reference to the extent not otherwise amended or superceded by the contents hereof:
     (a) the Registrant’s previously filed Form S-8 Registration Statement (File No. 333-125050), as filed with the Commission on May 19, 2005; and
     (b) the Registrant’s previously filed Form S-8 Registration Statement (File No. 333-134144), as filed with the Commission on May 15, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 6. Indemnification of Directors and Officers.
     (i) The Registrant’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware (“Delaware Code”), provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the Delaware Code nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Registrant or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.
     The Fourth Amended and Restated Bylaws of the Registrant (“Bylaws”) provide that the Registrant shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by the Delaware Code. Pursuant to the provisions of Section 145 of the Delaware Code, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding, provided, however, that the Registrant shall indemnify any such person in connection with an action, suit or proceeding stated above and initiated by such person only if such action, suit or proceeding was authorized by the Registrant’s board of directors. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     The power to indemnify applies to actions brought by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted under similar standards, except that in such actions no indemnification shall be made in the event of any adjudication of liability unless and only to the extent that the Court of Chancery or court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.
     To the extent a present or former director or officer of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.
     The Registrant’s Bylaws provide that a person acting in any of the capacities set forth above shall also have the right to be paid by the Registrant the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware Code requires, an advancement of expenses incurred by such person shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to indemnification for such expenses.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
     (ii) Certain of the Registrant’s directors have indemnification agreements with the Registrant in which the Registrant agrees to indemnify such directors under certain circumstances. The Registrant has purchased indemnification insurance on behalf of its directors.

Item 8. Exhibits.

Exhibit
No.	Description
4.1	Restated Certificate of Incorporation, of Toreador Resources Corporation (previously filed as Exhibit 3.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 000-02517, and incorporated herein by reference).

4.2	Fourth Amended and Restated Bylaws of Toreador Resources Corporation (previously filed as Exhibit 3.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2007, File No. 000-02517, and incorporated herein by reference).

4.3	Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2005, File No. 000-02517, and incorporated herein by reference).

4.4	Form of Specimen Stock Certificate representing shares of Toreador Resources Corporation Common Stock (previously filed as Exhibit 4.20 to Toreador Resources Corporation Registration Statement on Form S-3 (Registration No. 333-129628) filed with the Securities and Exchange Commission on November 10, 2005, File No. 000-02517, and incorporated herein by reference).

4.5	Amendment No. 1 to the Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2006, File No. 000-02517, and incorporated herein by reference).

4.6	Amendment No. 2 to the Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Exhibit 10.3 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 000-02517, and incorporated herein by reference).

4.7*	Amendment No. 3 to the Toreador Resources Corporation 2005 Long-Term Incentive Plan.

4.8	Settlement Agreement, dated June 25, 1998, among the Gralee Persons, the Dane Falb Persons and Toreador Royalty Corporation (previously filed as Exhibit 4.1 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2004, File No. 000-02517, and incorporated herein by reference).

4.9	Warrant No. 39, issued by Toreador Resources Corporation to Rich Brand amending and replacing Warrant No. 30 (previously filed as Exhibit 4.1 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 000-02517, and incorporated herein by reference).

4.10	Warrant No. 40, issued by Toreador Resources Corporation to Dianne Brand (previously filed as Exhibit 4.2 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 000-02517, and incorporated herein by reference).

4.11	Warrant, dated July 22, 2004, issued by Toreador Resources Corporation to Nigel Lovett (previously filed as Exhibit 4.14 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2004, File No. 000-0257, and incorporated herein by reference).

4.12	Registration Rights Agreement, effective November 1, 2002, among Toreador Resources Corporation and persons party thereto (previously filed as Exhibit 4.4 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2007, File No. 000-02517, and incorporated herein by reference).

4.13	Registration Rights Agreement, dated October 20, 2003, between Toreador Resources Corporation and William I. Lee and Wilco Properties, Inc. (previously filed as Exhibit 4.9 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, File No. 000-02517, and incorporated herein by reference).

4.14	Registration Rights Agreement, dated December 22, 2003, between Toreador Resources Corporation and Wilco Properties Inc (previously filed as Exhibit 4.11 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2003, File No. 000-02517, and incorporated herein by reference).

4.15	Registration Rights Agreement dated September 27, 2005 by and between Toreador Resources Corporation and UBS Securities LLC and the other initial purchasers named in the purchase agreement (previously filed as Exhibit 4.18 to the Registration Statement on Form S-3 (333-129628) filed with the Securities and Exchange

Exhibit
No.	Description
Commission on November 10, 2005, File No. 000-02517, and incorporated herein by reference).

4.16	Indenture dated as of September 27, 2005 by and between Toreador Resources Corporation and The Bank of New York Trust Company, N.A. (previously filed as Exhibit 4.19 to the Registration Statement on Form S-3 (333-129628) filed with the Securities and Exchange Commission on November 10, 2005, File No. 000-02517, and incorporated herein by reference).

4.17	Registration Rights Agreement dated March 21, 2007 by and among Toreador Resources Corporation and the Buyers listed therein (previously filed as Exhibit 4.1 to Toreador Resources Corporation Current Report on Form 8-K filed on March 22, 2007, File No. 000-02571, and incorporated herein by reference).

4.18	Warrant to Purchase Common Stock of Toreador Resources Corporation dated July 11, 2005, by and between Toreador Resources Corporation and Natexis Banques Popularis (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2005, File No. 000-02517, and incorporated herein by reference).

4.19	First Amendment to Registrant Rights dated as of February 15, 2008 by and among Toreador Resources Corporation, Capital Ventures International and Goldman, Sachs & Co. (previously filed as Exhibit 4.11 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2007, File No. 000-02517, and incorporated herein by reference).

5.1*	Opinion of Haynes and Boone, LLP.

23.1*	Consent of Haynes and Boone, LLP (included in the opinion of Haynes and Boone, LLP, filed herewith as Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of LaRoche Petroleum Consultants, Ltd.

24.1*	Power of attorney (included on signature page to this registration statement).

*	Each document marked with an asterisk is filed herewith.
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 15th day of May, 2008.

TOREADOR RESOURCES CORPORATION
By:	/s/ Nigel J. Lovett
Nigel J. Lovett
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENT, that the undersigned officers and directors of Toreador Resources Corporation, a Delaware corporation, do hereby constitute and appoint Nigel J. Lovett and Charles J. Campise, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the following capacities on the 15th day of May, 2008.

Signature	Title

/s/ Nigel J. Lovett Nigel J. Lovett	President, Chief Executive Officer and Director

/s/ Charles J. Campise Charles J. Campise	Senior Vice President — Finance (Principal Financial Officer and Principal Accounting Officer)

/s/ John Mark McLaughlin John Mark McLaughlin	Director, Chairman of the Board of Directors

/s/ Alan D. Bell Alan D. Bell	Director

/s/ David M. Brewer David M. Brewer	Director

/s/ Peter L. Falb Peter L. Falb	Director

/s/ Nicholas Rostow Nicholas Rostow	Director

Herbert C. Williamson III	Director

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Restated Certificate of Incorporation, of Toreador Resources Corporation (previously filed as Exhibit 3.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 000-02517, and incorporated herein by reference).

4.2	Fourth Amended and Restated Bylaws of Toreador Resources Corporation (previously filed as Exhibit 3.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2007, File No. 000-02517, and incorporated herein by reference).

4.3	Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2005, File No. 000-02517, and incorporated herein by reference).

4.4	Form of Specimen Stock Certificate representing shares of Toreador Resources Corporation Common Stock (previously filed as Exhibit 4.20 to Toreador Resources Corporation Registration Statement on Form S-3 (Registration No. 333-129628) filed with the Securities and Exchange Commission on November 10, 2005, File No. 000-02517, and incorporated herein by reference).

4.5	Amendment No. 1 to the Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2006, File No. 000-02517, and incorporated herein by reference).

4.6	Amendment No. 2 to the Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Exhibit 10.3 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 000-02517, and incorporated herein by reference).

4.7*	Amendment No. 3 to the Toreador Resources Corporation 2005 Long-Term Incentive Plan.

4.8	Settlement Agreement, dated June 25, 1998, among the Gralee Persons, the Dane Falb Persons and Toreador Royalty Corporation (previously filed as Exhibit 4.1 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2004, File No. 000-02517, and incorporated herein by reference).

4.9	Warrant No. 39, issued by Toreador Resources Corporation to Rich Brand amending and replacing Warrant No. 30 (previously filed as Exhibit 4.1 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 000-02517, and incorporated herein by reference).

4.10	Warrant No. 40, issued by Toreador Resources Corporation to Dianne Brand (previously filed as Exhibit 4.2 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 000-02517, and incorporated herein by reference).

4.11	Warrant, dated July 22, 2004, issued by Toreador Resources Corporation to Nigel Lovett (previously filed as Exhibit 4.14 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2004, File No. 000-0257, and incorporated herein by reference).

4.12	Registration Rights Agreement, effective November 1, 2002, among Toreador Resources Corporation and persons party thereto (previously filed as Exhibit 4.4 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2007, File No. 000-02517, and incorporated herein by reference).

4.13	Registration Rights Agreement, dated October 20, 2003, between Toreador Resources Corporation and William I. Lee and Wilco Properties, Inc. (previously filed as Exhibit 4.9 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, File No. 000-02517, and incorporated herein by reference).

4.14	Registration Rights Agreement, dated December 22, 2003, between Toreador Resources Corporation and Wilco Properties Inc (previously filed as Exhibit 4.11 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2003, File No. 000-02517, and incorporated herein by reference).

4.15	Registration Rights Agreement dated September 27, 2005 by and between Toreador Resources Corporation and UBS Securities LLC and the other initial purchasers named in the purchase agreement (previously filed as Exhibit 4.18 to the Registration Statement on Form S-3 (333-129628) filed with the Securities and Exchange Commission on November 10, 2005, File No. 000-02517, and incorporated herein by reference).

Exhibit
No.	Description
4.16	Indenture dated as of September 27, 2005 by and between Toreador Resources Corporation and The Bank of New York Trust Company, N.A. (previously filed as Exhibit 4.19 to the Registration Statement on Form S-3 (333-129628) filed with the Securities and Exchange Commission on November 10, 2005, File No. 000-02517, and incorporated herein by reference).

4.17	Registration Rights Agreement dated March 21, 2007 by and among Toreador Resources Corporation and the Buyers listed therein (previously filed as Exhibit 4.1 to Toreador Resources Corporation Current Report on Form 8-K filed on March 22, 2007, File No. 000-02571, and incorporated herein by reference).

4.18	Warrant to Purchase Common Stock of Toreador Resources Corporation dated July 11, 2005, by and between Toreador Resources Corporation and Natexis Banques Popularis (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2005, File No. 000-02517, and incorporated herein by reference).

4.19	First Amendment to Registrant Rights dated as of February 15, 2008 by and among Toreador Resources Corporation, Capital Ventures International and Goldman, Sachs & Co. (previously filed as Exhibit 4.11 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2007, File No. 000-02517, and incorporated herein by reference).

5.1*	Opinion of Haynes and Boone, LLP.

23.1*	Consent of Haynes and Boone, LLP (included in the opinion of Haynes and Boone, LLP, filed herewith as Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of LaRoche Petroleum Consultants, Ltd.

24.1*	Power of attorney (included on signature page to this registration statement).

*	Each document marked with an asterisk is filed herewith.